TELEBYTE TECHNOLOGY INC
                                270 Pulaski Road
                            Greenlawn, New York 11740

- - --------------------------------------------------------------------------------
                    Notice of Annual Meeting of Stockholders
                           To Be Held on July 18, 1996
- - --------------------------------------------------------------------------------

To Our Stockholders:

You are invited to attend the Annual Meeting of Stockholders to be held on July 18, 1996 at 10:00 a.m., at the offices of the Company at 270 Pulaski Road, Greenlawn, New York.

The purposes of the Annual Meeting are as follows:

1. To elect our four directors of the Company to serve until the next annual meeting of stockholders.

2. To consider and act upon a proposal to approve the appointment of Grant Thornton LLP as independent auditors for the Company.

3.     To transact such other business as may properly come before the Annual
Meeting.


Only stockholders of record as of the close of business on June 5, 1996, will be entitled to notice of and to vote at the Annual Meeting.

Stockholders who do not expect to attend the Annual Meeting should sign, date, and return the enclosed proxy in the envelope provided so that your shares will be represented at the Annual Meeting.

By order  of  the
Board of Directors.





Joel A. Kramer
Chairman

June 6, 1996

                            Telebyte Technology, Inc.
                                270 Pulaski Road
                            Greenlawn, New York 11740

                                 Proxy Statement

This proxy statement is furnished to stockholders of Telebyte Technology, Inc. (the "Company"), in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on July 18, 1996 at 10:00a.m., at the offices of the Company, for the purposes set forth in the notice of meeting.

The approximate date of mailing of this proxy statement and accompanying proxy is June 10, 1996. If the enclosed form of proxy is duly executed and returned, the shares represented will be voted in accordance with the instructions marked on the proxy. Unmarked proxies will be voted for the election of the directors named below and for any other proposals to be considered at the Annual Meeting. Abstentions and broker nonvotes are counted for quorum purposes. Any stockholder giving a proxy may revoke that proxy at any time before it is voted by delivery of written notice to the Secretary of the Company, by attending the Annual Meeting and voting in person or by executing a different proxy.

                              Cost of Solicitation

The Company will pay all costs of soliciting proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy statements to their principals, and the Company will reimburse them for their expense in doing so. Officers, directors, and employees of the Company may solicit proxies in person or by telephone, but will not receive any additional compensation.

                                Voting Securities

On June 5, 1996, the Company had outstanding 1,501,566 shares of common stock, par value $0.01 per share. The common stock is the only voting security of the Company outstanding, and the holders thereof are entitled to one vote per share on all matters submitted to stockholders for a vote. Only stockholders of record at the close of business on June 5, 1996 will be entitled to notice of and to vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock will constitute a quorum at the Annual Meeting.

                             Principal Stockholders

The following table sets forth as of June 5, 1996, information concerning (a) the shares held by each person or group known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) shares owned by directors, persons nominated for director, and certain officers, and (c) the shares owned by all directors and officers as a group.

Name and Address            Number of Shares                   Percent of
of Beneficial Owner         Beneficially Owned                   Class

Kenneth S. Schneider          294,538(1)(2)                       19.5%
270 Pulaski Road
Greenlawn, NY  11740

Joel A. Kramer                262,996(2)(3)                       17.4%
270 Pulaski Road
Greenlawn, NY  11740

Keith B. Wiley                 10,100(2)                           (4)
270 Pulaski Road
Greenlawn, NY  11740

Jamil Sopher(5)                 1,743                              (4)
1818 H Street NW
Washington, D.C.  20433

Robert M. Kramer(5)(7)         12,000                              (4)
9624 Lake Serena Drive
Boca Raton, FL  33496

All officers and              567,634(6)                           38%
directors as a group
(3 in number)

(1)Includes 1,500 shares owned by Dr. Schneider as custodian for his minor children.
(2)Includes 10,000 shares issuable upon exercise of stock options granted under the Company's 1993 Stock Option Plan.
(3)Includes 2,361 shares owned of record by Mr. Kramer's minor children.
(4)Less than (1%) percent.
(5)Proposed director to be nominated at the Annual Meeting.
(6)Mr. Sopher's and Mr. Robert Kramer's shares are not included.
(7)Includes 12,000 shares owned as trustee, as to which Robert Kramer disclaims beneficial ownership.

Election of Directors and Executive Officers

The Board of Directors proposes the election of four directors to serve until the next annual meeting of stockholders and until their successors are elected and qualify. If any of the four nominees becomes unavailable to accept election as director, the persons named in the enclosed proxy will vote for the election of a substitute recommended by the Board of Directors. The Company, however, has no reason to believe that any nominee will be unavailable to serve. The persons receiving a plurality of the votes cast will be elected as directors.

The Board of Directors held four meetings during the last fiscal year. Each director attended every meeting of the Board.

The following table sets forth certain information concerning the Company's nominees for director. Of the nominees only the officers are now directors of the Company.

                           Business Experience
Name, age & positions      during past five years                      Director
held with the Company      and principal occupation                    Since

Joel A. Kramer, age 58(1)  Mr. Kramer has served as                    1983
President and Chairman     President of the Company
of Board of Directors.     since August 1983, and
                           Chairman of the Board since February
                           28, 1989.

Kenneth S. Schneider,      Dr. Schneider has served                    1983
Ph.D, age 51, Sr. Vice     as Treasurer and Vice
President, Treasurer,      President of the Company,
Secretary and Director     since August 1983 and as
                           Secretary since 1991.
                           Dr. Schneider is a senior
                           member of the Institute of
                           Electrical and Electronic
                           Engineers.

Jamil Sopher, age 51(2)    Mr. Sopher is a Principal Financial
                           Analyst with the World Bank where
                           he has been employed for 17 years.

Robert M. Kramer,
 age 55(1)(3)              Mr. Kramer is a private investor and
                           has been since 1987. Prior thereto he
                           held the position of Vice President at
                           Drexel Burnham Lambert and Shearson-Lehman.

(1) Mr. Robert M. Kramer is the brother of Mr. Joel A. Kramer, the President and Chairman of the Board of Directors of the Company.
(2) Mr. Sopher received a Bachelor of Science and MSEE from Cornell and a MBA from Harvard.
(3) Mr. Kramer received a BSME from Polytechnic Institute, a MSME from City College of NY and an MBA from the Wharton Graduate School.


           The Board of Directors Unanimously Recommends a Vote "FOR"
                          The Election of Its Nominees

                               Executive Officers

Executive officers are appointed annually by the Board of Directors and hold office until their successors are appointed and have qualified. Joel A. Kramer and Kenneth S. Schneider are the only executive officers of the Company.

                      Committees of the Board of Directors

The Board of Directors has a Compensation Committee whose members are Joel A. Kramer, Keith B. Wiley, and Kenneth S. Schneider. The function of this committee is to formulate recommendations to the Board of Directors regarding compensation of the Company's executive officers and to administer the Company's stock option plan. The Compensation Committee met once during fiscal 1995 and each member attended the meeting.

The Audit Committee of the Board of Directors consults with the Company's independent accountants and advises the Board of Directors regarding the Company's accounting practices. The Audit Committee also reviews and monitors the Company's internal accounting and audit activities and financial controls, and will recommend an accounting firm to serve as the Company's independent auditors. The members of the Audit Committee are Joel A. Kramer, Keith B. Wiley, and Kenneth S. Schneider. The Audit Committee met once during 1995 and each member attended the meeting. A meeting is scheduled to be held following the Annual Meeting of stockholders.

The Board of Directors has not appointed a nominating committee or any committee performing its functions.

                              Section 16 Compliance

Based upon a review of copies of the forms required to be filed under Section 16(a) of the Securities Exchange Act of 1934 or written representations from officers and directors, the Company believes all officers and directors and greater than ten percent owners of the Company's common stock have complied with
Section 16(a).

                             Executive Compensation

The following table sets forth the cash compensation paid or accrued during the last three fiscal years to the executive officers of the Company whose cash compensation exceeded $100,000. The cash compensation indicated includes contributions by the Company to its 401(k) Plan.



                           Summary Compensation Table

                                  Annual Compensation                                 Long-Term
Compensation
Awards                   Payouts

      (a)          (b)       (c)       (d)         (e)            (f)            (g)               (h)           (i)
    Name and                                   Other Annual    Restricted        Stock          Long-Term        All Other
   Principal       Year    Salary     Bonus    Compensation   Stock Awards   Options/SARs    Incentive Payout   Compensation
    Position
                             ($)       ($)         ($)           (No.)          (No.)              ($)              ($)
Joel A. Kramer    1995    $105,497   $13,300    $11,367(1)         0            5,000           $9,281(2)          $2,997
President, CEO    1994     $97,968   $11,500    $12,697(1)         0            5,000           $9,281(2)          $2,948
  & Director      1993     $95,934   $6,000     $10,768(1)         0              0             $9,281(2)            0

  Kenneth S.      1995     $95,153   $9,000     $6,619(1)          0            5,000           $4,080(2)          $2,668
   Schneider
   Sr. V.P.       1994     $90,394   $6,200     $6,678(1)          0            5,000           $4,080(2)          $2,858
 Sales, Sec.,
   Treas. &       1993     $86,938   $4,400     $6,759(1)          0              0             $4,080(2)            0
   Director

(1) Commissions - Mr. Kramer received a 2.5% commission of net sales to customers not located within the United States. Mr. Schneider received a 0.5% commission of net sales to customers located within the United States. The amounts paid are set forth above under the caption entitled "Other Annual Compensation".
(2)  Deferred Compensation - see Long-Term Incentive Plans Table below.


             Long-Term Incentive Plans - Awards in Last Fiscal Year

                                                                     Estimated Future Payouts under Non-Stock
                                                 Price-Based Plans
                      Number of Shares,   Performance or Other
                       Units or Other         Period Until          Threshold          Target            Maximum
                                               Maturation
        Name             Rights (#)            or Payout             ($ or #)         ($ or #)           ($ or #)
- - --------------------- ------------------ ----------------------- ----------------- ---------------- -------------------

   Joel A. Kramer                            June 11, 2002          $26,667(1)       $26,667(1)         $26,667(1)
Pres.,CEO & Director

Kenneth S. Schneider                         April 16, 2010         $26,667(1)       $26,667(1)         $26,667(1)
   Sr.V.P. Sales,
       Sec.,
 Treas. & Director


(1) In 1990 the Company entered into deferred compensation agreements with key officers, pursuant to which the officers will receive a defined amount, approximately 30% of their 1990 base salary, each year for a period 10 years after reaching age 65. The deferred compensation plans are funded through life insurance and are being provided for currently. The expense charged to operations in 1995 for such future obligations was $13,361($9,281 and $4,080, for Joel Kramer and Kenneth Schneider, respectively).


                    Compensation Plans for Other Compensation

The Company adopted a Stock Option Plan (the "1993 Plan") under which options to purchase 100,000 shares of the Company's common stock, par value $.01 per share have been reserved. As of December 31, 1995, there were 70,000 shares available for grants under the 1993 Plan. Pursuant to the 1993 Plan, the Company is permitted to issue incentive stock options ("Incentive Stock Options") and non-qualified stock options. Incentive Stock Options under the 1993 Plan are intended to qualify for tax treatment accorded under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code.")

All officers, directors or other key employees of the Company are eligible to participate in the 1993 Plan. The 1993 Plan is administered by the Board of Directors of the Company, which to the extent it shall determine, may delegate its power with respect to the administration of the Plan to a committee consisting of not less than three directors.

Under the 1993 Plan, Incentive Stock Options to purchase shares of the Company's common stock shall not be granted for less than 100 percent of the fair market value of the common stock on the date the Incentive Stock Option is granted; provided, however, that in the case of an Incentive Stock Option may be not less than 110 percent of the fair market value of the stock on the date of the grant of the option. Non-qualified stock options to purchase the Company's stock are granted at prices determined by the Company's Board of Directors.

Options under the Plan may not have a term of more than 10 years; provided, however, that an Incentive Stock Option granted to a person then owning more than 10 percent of the voting power of all classes of the Company's stock may not be exercisable more than 5 years after the date such option is granted. In addition, the aggregate fair market value, determined at the time the option is granted, or the stock with respect to which Incentive Stock Options are exercisable for the first time by an employee in any calendar year under the 1993 Plan may not exceed $100,000.

Options were granted for 15,000 shares to executive officers and directors of the Company during the year ended December 31, 1995 with an exercise price of $2.04, which was 110% of the fair market value of the Company's stock on the date of the grant. No other options were granted or exercised during 1995.

The Company's 1983 Stock Option Plan terminated in 1994. No executive officers or directors have any outstanding options under the 1983 Stock Option Plan.

The Company has an informal bonus plan in which officers and other key personnel participate. The bonus award, if any, is fixed annually by the Board of Directors. Bonuses were allocated and paid to executive officers under this plan during fiscal year 1995 and shown on the Summary Compensation Table.

The Company  maintains a deferred  compensation plan under Internal Revenue Code
Section 401(k.) All employees are eligible to participate; the Company contributes 50% of the first 2% deferred by the employee. Each employee can contribute between 2% and 15% of his annual salary. Contributions in calendar year 1995 could not exceed $9,240. Benefits are 100% vested and are payable upon the employee's death, disability, retirement, termination, and under certain financial circumstances. At December 31, 1995, $1,987 was contributed to the plan for officers as a group. This compensation is included in the Summary Compensation Table under the caption entitled "All Other Compensation."

Except for life and medical insurance benefit programs which are available to all employees, the Company has no other compensation plans.

Outside directors will receive a fee of $500 per meeting attended, plus expenses for each meeting attended.


                   Aggregate Option Grants in Last Fiscal Year

                                                 % of Total Options         Exercise or
                           Number of Options    Granted to Employees         Base Price             Expiration
         Name                   Granted          in Fiscal Year 1995           ($/Sh)                  Date

    Joel A. Kramer             5,000(1)                 33.3%                 $2.04(2)               6/24/2005
 Kenneth S. Schneider          5,000(1)                 33.3%                 $2.04(2)               6/24/2005

(1)   All such options are currently exercisable.
(2) Based upon the fair market value of the Company's Common Stock on the date of grant.



The following table sets forth information concerning each exercise of stock options during fiscal 1995 by each of the named executive officers and fiscal year-end value of unexercised options:

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values


                                                                             Number of         Value of Unexercised
                           Number of Shares             Value          Unexercised Options at  In-the-Money Options
         Name            Acquired on Exercise       Realized ($)         December 31, 1995     at December 31, 1995
                                                                                                        (1)

    Joel A. Kramer                 0                      0                  10,000 (2)                0 (3)
 Kenneth S. Schneider              0                      0                  10,000 (2)                0 (3)

(1) Calculation based upon the average of the high and low bid prices of the Company's Common Stock from the National Quotation Bureau on December 30, 1995.
(2)   All such options are currently exercisable.
(3) All such options have exercise prices greater than the value of the Company's Common Stock on December 30, 1995.

                              Approval of Auditors

Management has selected the firm of Grant Thornton LLP, independent certified public accountants, to audit the Company's accounts for the fiscal year ending December 31, 1996. Grant Thornton LLP has audited the Company's financial statements for the past year. The Board of Directors, has approved the engagement of Grant Thornton to audit the Company's fiscal 1996 financial statements, and considers the firm to be well qualified to perform that function.

Unless otherwise directed by the stockholder giving a proxy, proxies will be voted in favor of approval of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 1996.

It is expected that one or more representatives of Grant Thornton LLP will be present at the Annual Meeting to answer appropriate questions and to make a statement if they desire to do so.

                  The Board of Directors Unanimously Recommends
                        A Vote "FOR" Approval of Auditors

                                  Other Matters

Management does not know of any other business to be presented for consideration at the Annual Meeting, but if any other business should come before the Annual Meeting, the persons named in the enclosed proxy will vote on such business as management recommends.

                  Stockholder Proposals For 1997 Annual Meeting

Stockholders wishing to submit proposals for inclusion in the Board of Directors' proxy statement for the 1997 Annual Meeting of Stockholders must submit their proposals to be received by the Company no later than January 17, 1997.

By  order  of the  Board of
Directors.


Joel A. Kramer
Chairman

June 6, 1996

       X        Please mark your
A    ____       votes in this
                example

                         FOR     WITHHELD   Nominees:  Joel A Kramer
1.  Election of         ____      ____                 Kenneth S. Schneider
                                                       Jamil Sopher
                                                       Robert M. Kramer
 INSTRUCTIONS:  To withhold authority & vote for any individual, strike out that nominee's name.


                    FOR    AGAINST   ABSTAIN

2. Approval of      _____   _____     _____
Grant Thornton
as Independent
Accountants

3.In their discretion, the above proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

I  plan to attend the Annual Meeting   ____

PLEASE MARK, SIGN, DATE , AND.RETURN THE
PROXY CARD USING THE ENCLOSED ENVELOPE

UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 thru 3 and otherwise at the discretion of the proxies.


SIGNATURE(S)___________________________________       DATE_____________
Note: Please sign exactly as name appears hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations should sign the corporate name by duly authorized officer.

                            TELEBYTE TECHNOLOGY, INC.

             This Proxy is Solicited on Behalf of Board of Directors


The undersigned hereby appoints Joel A. Kramer, and Kenneth S. Schneider, or either of them, the proxy of the undersigned with full power of substitution to act for the undersigned and vote all shares of common stock of TELEBYTE TECHNOLOGY, INC., standing in the name of the undersigned, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of TELEBYTE TECHNOLOGY, INC., to be held at the offices of the Company at 270 Pulaski Road, Greenlawn, New York, on July 18, 1996, and any and all adjournments thereof, this proxy revokes any proxy previously given.
                                          (to be signed on reverse side)

                                                        See
                                                        Reverse
                                                        Side
                                                        --------